Exhibit 4.1
                                                             EXECUTION COPY
                                                             --------------
                           STOCKHOLDERS AGREEMENT

                               by and between

                              COMMSCOPE, INC.

                                    and

                      THE FURUKAWA ELECTRIC CO., LTD.


                                dated as of

                              October 9, 2002


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                             TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

Section 1.1.    CERTAIN DEFINITIONS......................................1

Section 2.1.    REPRESENTATIONS AND WARRANTIES OF COMMSCOPE..............4

Section 2.2.    REPRESENTATIONS AND WARRANTIES OF FURUKAWA...............5

Section 3.1.    STANDSTILL AGREEMENT.....................................5

Section 4.1     VOTING...................................................8

Section 5.1.    COMMON STOCK PUT RIGHT...................................8

Section 6.1.    CALL RIGHT...............................................9

Section 7.1.    SPECIFIC PERFORMANCE; INJUNCTION; PAYMENT OF COSTS......10

Section 8.1.    [INTENTIONALLY OMITTED].................................10

Section 9.1     FURTHER ASSURANCES......................................10

Section 10.1.   LEGENDS.................................................11

Section 11.1    NOTICE..................................................12

Section 11.2    ENTIRE AGREEMENT........................................13

Section 11.3    AMENDMENTS AND WAIVERS..................................13

Section 11.4    ASSIGNMENT..............................................13

Section 11.5    GOVERNING LAW; CONSENT TO JURISDICTION..................13

Section 11.6    WAIVER OF JURY TRIAL....................................14

Section 11.7    HEADINGS................................................14

Section 11.8    COUNTERPARTS............................................14

Section 11.9    CONTINUING EFFECT OF MOU................................14


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                           INDEX OF DEFINED TERMS
                           ----------------------

13D Group....................................................Section 1.1
Affiliate....................................................Section 1.1
Agreement.......................................................Preamble
Amended Rights Agreement.....................................Section 1.1
Beneficial Owner.............................................Section 1.1
Beneficial Ownership.........................................Section 1.1
Beneficially Own...............................................Section 1
Board........................................................Section 1.1
Business Combination.........................................Section 1.1
Call Notice Date..........................................Section 6.1(a)
Call Price................................................Section 6.1(a)
Call Right................................................Section 6.1(a)
Change in Control............................................Section 1.1
Change in Control Transaction................................Section 1.1
Collar Price..............................................Section 6.1(a)
Common Stock.................................................Section 1.1
Common Stock Put Amount...................................Section 5.1(a)
Common Stock Put Right....................................Section 5.1(a)
CommScope.......................................................Preamble
control......................................................Section 1.1
Deemed Sold Shares........................................Section 6.1(a)
Derivative Securities........................................Section 1.1
Exchange Act.................................................Section 1.1
Fair Market Value............................................Section 1.1
Furukawa........................................................Preamble
Furukawa Purchase Transaction.............................Section 6.1(c)
Governmental Entity..........................................Section 1.1
Holding Period............................................Section 3.1(c)
Incumbent Board..............................................Section 1.1
Market Price..............................................Section 6.1(a)
MOU..........................................................Section 1.1
OFS BrightWave LLC Agreement.................................Section 1.1
OFS BrightWave Put...........................................Section 1.1
Outstanding Stock............................................Section 1.1
Outstanding Voting Securities................................Section 1.1
Person.......................................................Section 1.1
Purchase Agreement..............................................Recitals
Rights.......................................................Section 1.1
Sale.........................................................Section 1.1
Sell.........................................................Section 1.1
Selling......................................................Section 1.1

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Shares.......................................................Section 1.1
Sold.........................................................Section 1.1
Standstill Period.........................................Section 3.1(a)
Subsidiary...................................................Section 1.1
Voting Securities............................................Section 1.1

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                           STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of October 9, 2002, by and between CommScope, Inc., a Delaware corporation ("COMMSCOPE") and The Furukawa Electric Co., Ltd., a corporation organized under the laws of Japan ("FURUKAWA").


                            W I T N E S S E T H:

          WHEREAS, CommScope and Furukawa are parties to that certain Stock Purchase Agreement, dated as of October 9, 2002 (the "PURCHASE AGREEMENT"), pursuant to which Furukawa is purchasing from Lucent Technologies Inc., a Delaware corporation, 7,656,900 shares of Common Stock of CommScope, and

          WHEREAS, the parties hereto will enter into this Agreement and the parties hereto deem it to be in their best interests to establish and set forth their agreement with respect to certain rights and obligations associated with Furukawa's ownership of Shares (as defined below).

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

          Section 1.1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement):

          "AFFILIATE" of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

          "AMENDED RIGHTS AGREEMENT" means the Rights Agreement between CommScope and Mellon Investor Services LLC dated as of June 12, 1997, as amended or replaced after the date hereof.

          "BENEFICIALLY OWN" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof, without limitation by the 60-day provision in paragraph (d)(1)(i) thereof). The terms "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" have correlative meanings.

          "BOARD" shall mean the Board of Directors of CommScope.

          "CHANGE IN CONTROL" means, with respect to any specified company, the occurrence of any of the following events:

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          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of common stock (the "OUTSTANDING STOCK") of such company or (B) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or managers (the "OUTSTANDING VOTING SECURITIES") of such company; PROVIDED that, for purposes of this clause (i), any acquisition by such company shall not constitute a Change in Control of such company;

          (ii) individuals who, as of the date hereof, constitute the board of directors (the "INCUMBENT BOARD") of such company cease for any reason to constitute at least 50% of the board of directors of such company; PROVIDED that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by such company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a individual, entity or group (as defined above) other than the board of directors of such company) shall be considered a member of the Incumbent Board;

          (iii) consummation by such company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of its assets or the acquisition of assets or stock of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the then Outstanding Stock and the combined voting power of the then Outstanding Voting Securities, as the case may be, of the corporation or other entity resulting from such Business Combination; or

          (iv) approval by the stockholders of such company of a complete liquidation or dissolution of such company.

          "CHANGE IN CONTROL TRANSACTION" means a transaction which, if consummated, would result in a Change in Control of CommScope.

          "COMMON STOCK" means the common stock, par value $0.01 per share, of CommScope.



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          "CONTROL" with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "DERIVATIVE SECURITIES" means any subscriptions, options, conversion rights, warrants, phantom stock rights or other agreements, securities or commitments of any kind obligating CommScope to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold (i) any Voting Securities of CommScope, (ii) any securities convertible into or exchangeable for any Voting Securities of CommScope, or (iii) any obligations measured by the price or value of any shares of capital stock of CommScope.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          "FAIR MARKET VALUE" means, with respect to any date, the aggregate value determined by multiplying (x) the average per share closing price of the Common Stock as reported on the New York Stock Exchange Composite Transaction Tape (as reported by THE WALL STREET JOURNAL (Northeast edition) or if not reported thereby, by any other authoritative source) for the ten (10) trading days immediately preceding such date by
(y) the number of Shares Beneficially Owned by Furukawa and Furukawa's
Affiliates.

          "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal, or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state or local, domestic or foreign.

          "OFS BRIGHTWAVE PUT" means the right of CommScope to sell its interests in OFS BrightWave, LLC to Furukawa or its designees pursuant to
Section 5.6 of the Amended and Restated Memorandum of Understanding by and between CommScope and Furukawa dated as of November 15, 2001 (as amended by Amendment No. 1 dated as of October 9, 2002 to the Amended and Restated Memorandum of Understanding, the "MOU").

          "OFS BRIGHTWAVE, LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of OFS BrightWave, LLC by and among OFS BrightWave, LLC, Fitel USA Corp. and CommScope Optical Technologies, Inc. dated November 16, 2001.

          "PERSON" means any individual, corporation, association, partnership, trust or other entity or organization, including any Governmental Entity.

          "RIGHTS means the Rights as defined in the Amended Rights
Agreement.

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          "SELL" means as to any shares of Common Stock, to sell, or in any other way directly or indirectly, transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily; the terms "SALE", "SELLING" and "SOLD" shall have meanings correlative to the foregoing. For the avoidance of doubt, any transaction that results in any Subsidiary of Furukawa's which Beneficially Owns Shares, ceasing to be a Subsidiary of Furukawa, will constitute a Sale of Shares for purposes of this Agreement.

          "SHARES" means the shares of Common Stock purchased by Furukawa pursuant to the Purchase Agreement.

          "SUBSIDIARY" of any Person means any corporation or other legal entity of which such Person, either alone or through or together with any other Subsidiary owns directly or indirectly more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of members of the board of directors or other governing body of such corporation or other legal entity.

          "13D GROUP" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under
Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

          "VOTING SECURITIES" means the shares of Common Stock and any other securities of CommScope entitled to vote generally for the election of directors, and any securities (other than employee stock options) which are convertible into, or exercisable or exchangeable for, Voting
Securities.

          Section 2.1. REPRESENTATIONS AND WARRANTIES OF COMMSCOPE. CommScope represents and warrants to Furukawa as follows:

          (a) ORGANIZATION, STANDING AND POWER. CommScope is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and otherwise hold and operate its assets and to conduct its business as it is currently being conducted.

          (b) AUTHORIZATION; ENFORCEABILITY. (i) CommScope has full power and authority to enter into and perform this Agreement; (ii) the execution and delivery of this Agreement by CommScope and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action; (iii) this Agreement



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has been duly executed and delivered by CommScope; and (iv) this Agreement constitutes a valid and binding obligation of CommScope enforceable against CommScope in accordance with its terms.

          Section 2.2. REPRESENTATIONS AND WARRANTIES OF FURUKAWA. Furukawa represents and warrants to CommScope as follows:

          (a) ORGANIZATION AND POWER. Furukawa is duly organized and validly existing under the laws of Japan and has all the requisite power and authority to own, lease and otherwise hold and operate its assets and to conduct its business as it is currently being conducted.

          (b) AUTHORIZATION; ENFORCEABILITY. (i) Furukawa has full power and authority to enter into and perform this Agreement; (ii) the execution and delivery of this Agreement by Furukawa and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action; (iii) this Agreement has been duly executed and delivered by Furukawa; and (iv) this Agreement constitutes a valid and binding obligation of Furukawa enforceable against Furukawa in accordance with its terms.

          Section 3.1. STANDSTILL AGREEMENT.

          (a) During the period commencing on the date hereof and ending on the tenth anniversary of this Agreement (the "STANDSTILL PERIOD"), without the prior written consent of CommScope, Furukawa shall not, and Furukawa shall cause Furukawa's Affiliates not to, directly or indirectly, alone or in concert with others:

               (i) acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other 13D Group or otherwise, Beneficial Ownership of any Voting Securities, Derivative Securities or any other securities of CommScope or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities, other than (a) the purchase of Voting Securities expressly permitted by the Purchase Agreement or (b) the acquisition of Voting Securities, Derivative Securities or any other securities of CommScope or any rights to acquire any Voting Securities as a result of any stock split, stock dividends or other distributions, recapitalizations or offerings made available by CommScope to holders of Voting Securities generally;

               (ii) propose or seek to effect any merger, business combination, restructuring, recapitalization or similar transaction involving CommScope or any of its


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Subsidiaries or the sale or other disposition outside the ordinary course of business of any portion of the assets of CommScope or any of its Subsidiaries other than CommScope's Membership Interest in OFS BrightWave, LLC (as defined in the OFS BrightWave, LLC Agreement);

               (iii) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities;

               (iv) seek election to, seek to place a representative on, or seek the removal of any member of, the Board;

               (v) engage in any "solicitation" (within the meaning of Rule 14a-1 under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors) with respect to CommScope, or become a "participant" in any "election contest" (within the meaning of Rule 14a-11 under the Exchange Act) or, unless the execution by Furukawa or its Affiliates is first approved by the Board, execute any written consent in lieu of a meeting of the holders of any class of Voting Securities that is solicited by or on behalf of any shareholder of CommScope;

               (vi) call or seek to have called any meeting of the stockholders of CommScope;

               (vii) initiate, propose or otherwise solicit stockholders for the approval of any shareholder proposal (as described in Rule 14a-8 under the Exchange Act or otherwise) with respect to CommScope;

               (viii) form, join or in any way participate in or assist in the formation of a 13D Group with respect to any Voting Securities other than a 13D Group consisting solely of Furukawa and its respective
Subsidiaries;

               (ix) otherwise act, alone or in concert with others, to seek control or influence the management, the Board or the policies of CommScope in a manner designed or having the deliberate effect of circumventing the restrictions otherwise imposed under this Section 3.1(a);

               (x) disclose or publicly announce any intention, plan or arrangement inconsistent with the foregoing; or

               (xi) advise, assist or encourage or finance any other persons in connection with any of the foregoing types of activities.

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          (b) Notwithstanding the foregoing, the provisions of paragraph
(a) of this Section 3.1 shall cease to apply if: (i) CommScope enters into a definitive agreement contemplating a Change in Control Transaction or consummates a Change in Control Transaction; (ii) the Board publicly announces its intention to solicit or publicly solicits any proposal or publicly approves, accepts, authorizes or recommends to stockholders of CommScope their approval of or the conveyance of shares pursuant to a Change in Control Transaction; or (iii) in connection with a bona fide tender or exchange offer made by any Person or 13D Group, other than a 13D Group consisting solely of Furukawa and its respective Subsidiaries, the Board determines or resolves to, or announces its intention to, or is ordered or directed by any Governmental Entity to, redeem or modify (to render inapplicable thereto) the Rights or the Amended Rights Agreement (or a substantially similar agreement) or the Rights or the Amended Rights Agreement (or a substantially similar agreement) does not, for any other reason, apply to such tender or exchange offer or (iv) Furukawa and Furukawa's Affiliates Beneficially Own in the aggregate less than 2.5% of the outstanding Common Stock; PROVIDED, HOWEVER that if Furukawa and Furukawa's Affiliates at any time during the Standstill Period Beneficially Own in the aggregate 2.5% or more of the outstanding Common Stock, the provision of paragraph (a) of this Section 3.1 will apply for the balance of the Standstill Period or, if earlier, until such time that Furukawa and Furukawa's Affiliates again Beneficially Own in the aggregate less than 2.5% of the outstanding Common Stock.

          (c) Furukawa agrees that from the date hereof until the earliest of: (i) March 16, 2006; (ii) the date on which CommScope delivers written notice of exercise of the OFS BrightWave Put pursuant to Section 5.6 of the MOU; (iii) the date on which CommScope enters into a definitive agreement contemplating a Change in Control Transaction or consummates a Change in Control Transaction or (iv) in connection with a bona fide tender or exchange offer made by any Person or 13D Group, other than a 13D Group consisting solely of Furukawa and its respective Subsidiaries, the Board determines or resolves to, or announces its intention to, or is ordered or directed by any Governmental Entity to, redeem or modify (to render inapplicable thereto) the Rights or the Amended Rights Agreement (or a substantially similar agreement) or the Rights or the Amended Rights Agreement (or a substantially similar agreement) does not, for any other reason, apply to such tender or exchange offer (such period from the date thereof to the earliest of the events described in clauses (i)-(iv) being referred to as the "Holding Period"), Furukawa shall not, and Furukawa shall cause Furukawa's Affiliates not to, Sell (or enter into any agreement or arrangement to Sell) any Shares to any Person other than the Company without the prior written consent of the Board except Sales (A) to Subsidiaries of Furukawa or (B) pursuant to a Change in Control Transaction, tender offer or exchange offer approved by the Board. At any time, after the end of the Holding Period, Furukawa or its Affiliates may Sell all or any part of the Shares Beneficially Owned by it, subject to compliance with applicable federal and state securities laws.

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          (d) Notwithstanding the foregoing, if CommScope or its
Subsidiaries effect a Direct Transfer (as defined in the OFS BrightWave, LLC Agreement) of all or any part of its Membership Interests (as defined in the OFS BrightWave, LLC Agreement) then, on or after the date such Direct Transfer is completed, Furukawa or its Affiliates shall have the right, but not the obligation, to Sell, subject to compliance with applicable federal and state securities laws, all or any part of the Shares Beneficially Owned by it to any Person upon ten calendar days written notice to CommScope of such Sale.

          Section 4.1 VOTING. Furukawa agrees that from the date hereof until the earlier of (i) the date that the provisions of Section 3.1(a) of this Agreement cease to apply to Furukawa and its Affiliates pursuant to
Section 3.1(b) of this Agreement and (ii) the date on which Furukawa and Furukawa's Affiliates Beneficially Own in the aggregate less than 5% of the outstanding Common Stock, at any annual special or any other meeting of stockholders of CommScope, however called or in respect of which action may be taken by written consent, Furukawa shall, and Furukawa shall cause each of Furukawa's Affiliates that Beneficially Owns Shares to: (i) appear at such meeting or otherwise cause the Shares Beneficially Owned by them to be counted as present thereat for purposes of establishing a quorum, and (ii) vote in person or by proxy, all such Shares Beneficially Owned by Furukawa and Furukawa's Affiliates either, at Furukawa's discretion, (A) in favor of the approval and adoption of any matter approved or recommended by the Board and any action required in furtherance thereof and against any matter not approved or recommended by the Board or (B) in the same proportion as the votes cast by or on behalf of the holders CommScope's outstanding Common Stock other than Furukawa and Furukawa's Affiliates; PROVIDED, HOWEVER that if Furukawa and Furukawa's Affiliates at any time during the Standstill Period Beneficially Own in the aggregate 5% or more of the outstanding Common Stock, the provisions of this Section 4.1 will apply for the balance of the Standstill Period or, if earlier, until such time that Furukawa and Furukawa's Affiliates again Beneficially Own in the aggregate less than 5% of the outstanding Common Stock.

          Section 5.1. COMMON STOCK PUT RIGHT.

          (a) If and only if CommScope delivers written notice of exercise of the OFS BrightWave Put pursuant to Section 5.6 of the MOU, Furukawa and Furukawa's Affiliates will have the one-time right, but not the obligation (the "COMMON STOCK PUT RIGHT") to require, by not less than 40 days written notice, CommScope to purchase all of the Shares Beneficially Owned by them for an aggregate price of $45,788,262 (the "COMMON STOCK PUT AMOUNT"); PROVIDED, HOWEVER that if Furukawa or Furukawa's Affiliates Sell any Shares prior to the exercise of the Common Stock Put Right, the Common Stock Put Amount shall be reduced by multiplying the Common Stock Put Amount in effect immediately prior to such Sale by a fraction the numerator of which is



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the number of Shares Beneficially Owned by Furukawa and Furukawa's
Affiliates immediately after such Sale and the denominator of which is the number of Shares Beneficially Owned by Furukawa and Furukawa's Affiliates immediately prior to such Sale.

          (b) If Furukawa exercises the Common Stock Put Right, the closing of the OFS BrightWave Put and the Common Stock Put Right shall occur simultaneously and CommScope shall pay Furukawa the Common Stock Put Amount simultaneously on the date that Furukawa pays CommScope the Exercise Price (as defined in the MOU) by wire transfer of immediately available federal funds to an account designated by Furukawa no later than five days prior to the date of such payment. Amounts to be paid by CommScope to Furukawa pursuant to Section 5.1 of this Agreement shall be netted against amounts to be paid by Furukawa to CommScope pursuant to Section 5.6 of the MOU and the net amount due will be paid in cash.

          Section 6.1. CALL RIGHT.

          (a) CommScope, at any time from the date hereof, shall have the right, but not the obligation (the "CALL RIGHT") to purchase all, but not less than all, of the Shares Beneficially Owned by Furukawa and Furukawa's Affiliates (other than Shares which Furukawa and Furukawa's Affiliates have agreed to Sell to any Person (other than an Affiliate of Furukawa) pursuant to a definitive agreement entered into in accordance with the terms hereof and of which CommScope has received at least two business days written notice of such definitive agreement (the "DEEMED SOLD SHARES")) for an aggregate price of $45,788,262 (the "CALL PRICE"), subject to adjustment as provided below, by not less than ten and not more than twenty calendar days written notice (the "CALL NOTICE DATE"); PROVIDED, HOWEVER that if on the Call Notice Date, the Fair Market Value is greater than $59,524,741, (the "COLLAR PRICE"), subject to adjustment as provided below, then the aggregate purchase price for the called Shares will be equal to 90% of the Fair Market Value (the "MARKET PRICE"). Furukawa shall not, and shall cause its Affiliates not to, Sell or enter into any agreement or arrangement to Sell any Shares to any Person other than the Company from and after the Call Notice Date. If Furukawa or Furukawa's Affiliates Sell any Shares prior to the Call Notice Date, then the Call Price and the Collar Price shall be reduced by multiplying the Call Price and the Collar Price in effect immediately prior to such Sale by a fraction, the numerator of which is the number of Shares Beneficially Owned by Furukawa and Furukawa's Affiliates immediately after such Sale and the denominator of which is the number of Shares Beneficially Owned by Furukawa and Furukawa's Affiliates immediately prior to such Sale, it being understood and agreed that Deemed Sold Shares shall be treated as Sold for purposes of any adjustment to the Call Price and Collar Price.

          (b) Within ten days of the Call Date, Furukawa and Furukawa's Affiliates will deliver the Shares Beneficially Owned by them (other than the Deemed Sold Shares) to CommScope and CommScope shall pay Furukawa or its designees the Call Price, or if applicable the Market Price, by wire transfer of immediately available federal funds to an account specified by Furukawa no later than two days prior to the date of such payment.

          (c) Notwithstanding the foregoing, at any time after the provisions of Section 3.1(c) of this Agreement cease to apply to Furukawa and its Affiliates, if Furukawa and/or its Affiliates in a single transaction purchase shares of Common Stock equal to 1% or more of the then outstanding Common Stock ("Furukawa Purchase Transaction"), then CommScope shall not be entitled to exercise the Call Right if CommScope's exercise of the Call Right would require the disgorgement of profit by Furukawa or its Affiliates pursuant to Section 16 of the Exchange Act, it being understood and agreed that CommScope shall only be required to postpone the exercise of the Call Right with respect to one Furukawa Purchase Transaction.

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          Section 7.1. SPECIFIC PERFORMANCE; INJUNCTION; PAYMENT OF COSTS.

          (a) The parties agree that it is impossible to determine the monetary damages which would accrue to CommScope or Furukawa by reason of the failure of any party hereto to perform any of its obligations under this Agreement requiring the performance of an act other than the payment of money only. Therefore, if any party to this Agreement shall institute an action or proceeding to enforce the provisions of this Agreement against any other party to this Agreement not performing such obligations, any tribunal hearing such cause shall have the power to render an award directing one or more parties hereto to specifically perform its obligations hereunder in accordance with the terms and conditions of this Agreement.

          (b) In the event of a breach or threatened breach by any party of any of the provisions of this Agreement, the other party to this Agreement, shall be entitled to seek an injunction restraining such breaching party from any such breach. The availability of these remedies shall not prohibit any party from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from the breaching party.

          Section 8.1. [Intentionally Omitted].

          Section 9.1 FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          Section 10.1. LEGENDS. Each certificate representing Shares shall bear a legend containing the following words:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
          BEEN  REGISTERED  UNDER THE  SECURITIES ACT OF 1933, AS
          AMENDED,  OR ANY STATE  SECURITIES LAWS.



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

          THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.

          IN  ADDITION,   THE  SECURITIES   REPRESENTED  BY  THIS
          CERTIFICATE AND THE VOTING AND TRANSFER OF SUCH SECURITIES ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 9, 2002, BY AND BETWEEN COMMSCOPE, INC., AND THE FURUKAWA ELECTRIC CO., LTD. A COPY OF WHICH IS ON FILE IN THE OFFICE OF COMMSCOPE, INC. AND AVAILABLE WITHOUT CHARGE.

          The requirement that the first paragraph of the above legends be placed upon certificates evidencing any such Shares shall cease and terminate upon the earlier of the following events: (i) when such Shares are transferred in a public offering under the Securities Act; or (ii) when such Shares are Sold to a Person (other than a Subsidiary of Furukawa) in any other transaction permitted by this Agreement if Furukawa delivers to CommScope an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to CommScope to the effect that such legend is no longer necessary in order to protect CommScope against a violation by it of federal and state securities laws and "blue sky" laws upon any Sale or other disposition of such Shares without registration thereunder. The requirement that the second paragraph of the legends above be placed upon certificates evidencing any such Shares shall cease and terminate upon the earlier of the following events: (i) when such Shares are Sold to any Person in any Sale permitted by this Agreement (other then a Sale by Furukawa to a Subsidiary of Furukawa) or (ii) the provisions of Sections
3.1 and 4.1 shall no longer be applicable to such Shares. It being understood and agreed that such legend will again be placed upon certificates evidencing Shares if Sections 3.1 or Section 4.1 become applicable thereafter by their terms and Furukawa shall, and shall cause its Subsidiaries to, cooperate in placing such legend upon certificates evidencing Shares in that event. Upon the occurrence of any event requiring the removal of a legend hereunder, CommScope, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such Shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such Shares not bearing such legend.

          Section 11.1 NOTICE. Any notice, consent, waiver or demand pursuant to or in connection with this Agreement must be in writing and will be deemed to be delivered



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

when personally delivered or when actually received by facsimile transmission, overnight courier of national reputation or United States mail, at the address or facsimile number stated below (or at such other address or facsimile number as such party may designate by written notice to all other parties), with copies sent to the persons indicated:

          (a)     If to CommScope, to:

                  CommScope, Inc.
                  1100 CommScope Place SE,
                  Hickory, North Carolina 28602
                  Attention:  Frank B. Wyatt, II
                  Facsimile: (828) 431-2520

                  With a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York, 10004
                  Attention:  Christopher Ewan
                  Facsimile: (212) 859-8588

          (b)     If to Furukawa, to:

                  The Furukawa Electric Co., Ltd.
                  6-1, Marunouchi 2-chome
                  Chiyoda-Ku
                  Tokyo  100-8322
                  Attention: Hiromasa Ogawa
                  General Manager, Legal
                  and General Affairs Department
                  Facsimile:  011-81-3-3286-3919



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




                  With a copy to:

                  Masuda & Ejiri
                  399 Park Avenue, 18th Floor
                  New York, New York  10022
                  Attention:  Junji Masuda
                  Facsimile:  (212) 486-2614


          Section 11.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and supercedes all prior understandings or agreements, oral or written, among the parties hereto.

          Section 11.3 AMENDMENTS AND WAIVERS. This Agreement may only be amended, modified, supplemented or a provision hereof waived, by a written instrument executed by the party against whom such change, waiver or amendment is sought to be enforced.

          Section 11.4 ASSIGNMENT. This Agreement will apply to, inure to the benefit of, and be binding upon and enforceable against the parties to this Agreement and their respective legal representatives, successors and permitted assigns. No party to this Agreement may assign this Agreement without the prior written consent of all of the other parties hereto.

          Section 11.5 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by United States registered mail to its respective address set forth in Section 11.1 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.



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

          Section 11.6 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.6.

          Section 11.7 HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

          Section 11.8 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which will be deemed to be an original, but which together will constitute one and the same instrument.

          Section 11.9 CONTINUING EFFECT OF MOU. This Agreement will not affect the rights and obligations of CommScope and Furukawa under the MOU, which shall remain in full force and effect.




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



          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                    COMMSCOPE, INC.


                                    By: /s/ Frank M. Drendel
                                         --------------------------------
                                      Name:  Frank M. Drendel
                                      Title: Chairman and Chief Executive
                                             Officer


                                    THE FURUKAWA ELECTRIC CO., LTD.


                                    By: /s/ Osamu Sato
                                       --------------------------------
                                      Name:  Osamu Sato
                                      Title: Managing Director

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